SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 26, 2007

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On July 26, 2007, Coherent, Inc. (the “Company” or “Coherent”) issued a press release regarding its selected financial results for the fiscal quarter ended June 30, 2007. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 8.01.	Other Events

As previously announced on November 11, 2006, a Special Committee was established by Coherent’s Board of Directors to conduct an independent investigation relating to the Company’s historical stock option practices. The Company requested the independent review following an internal review of its historical stock option practices, which was a voluntary review initiated in light of news of the option practices of numerous companies across several industries.  The Special Committee, comprised of three independent members of Coherent’s Board of Directors, retained independent outside counsel and forensic accountants to assist in conducting the investigation.

Together with its independent counsel, the Special Committee conducted an extensive review of historical stock option practices including all awards made by the Company between January 1, 1995 and September 30, 2006 (the “Relevant Period”), that included the review of over one million documents and over 30 interviews of current and former employees, directors and advisors.

The Special Committee concluded that there was no intentional wrongdoing by the Company’s current directors, its Chief Executive Officer, John Ambroseo, or its Chief Financial Officer, Helene Simonet.

The Special Committee and the Company’s management, with the assistance of independent legal and forensic accounting experts, have determined that incorrect measurement dates for a significant number of stock option awards during the Relevant Period were used. The Special Committee concluded that at varying times during the Relevant Period the use of incorrect measurement dates resulted from a number of factors, including delays in the approval of the awards, retroactive selection of grant dates, the absence of definitive documentation, modification of previously awarded grants, and other process-related issues. The Company is diligently working to determine the impact of the incorrect measurement dates and currently believes it will be required to record additional compensation expenses which may require the Company to restate a number of its financial statements during the Relevant Period. The Company believes that these expenses will be non-cash charges. Additionally, the Company has not yet determined the tax consequences that may result from these matters or whether tax consequences will give rise to monetary liabilities which may have to be satisfied in any future period. The Company will  provide further information upon conclusion of its analysis and determination of the related accounting as soon as reasonably practicable.

A copy of the press release relating to this announcement is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release of Coherent issued on July 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: July 26, 2007
By: /s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Coherent issued on July 26, 2007